SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a) As disclosed in Item 5.02 of the Current Report on Form 8-K of HopFed Bancorp, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 25, 2018, Clay Smith resigned in connection with his plans to retire from the Board of Directors , and not as a result of any disagreement with the Company. Mr. Smith was formerly a member of the Audit Committee of the Board of Directors.

NASDAQ Listing Rule 5605(c)(2)(A) requires that the audit committee of a listed company be composed of at least three directors, each of whom is an independent director as defined under Listing Rule 5605(a)(2) and Exchange Act Rule 10A-3.

On June 5, 2018, the Company received notification from Nasdaq that, as a result of Mr. Smith’s resignation, the Company is out of compliance with Listing Rule 5605 regarding the number of Board members serving on the Audit Committee. At this time, the Company has two directors serving on its Audit Committee.

In its letter, NASDAQ also notified the Company that, consistent with Listing Rule 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance. This period would last until the earlier of the Company’s next annual meeting of stockholders or May 18, 2019.

It is the Company’s current intent to make all 2018 committee assignments at the Board’s next regular meeting in June 2018, including the appointment of three independent directors to the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: June 11, 2018	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer